EMPLOYMENT AGREEMENT
STEPHEN E. RIFFEE

This Employment Agreement (this “Agreement”), is made and entered into as of the 14th day of June, 2012, by and between Corporate Office Properties L.P., a Delaware limited partnership (the “Employer”), and Corporate Office Properties Trust, a Maryland real estate investment trust and the general partner of the Employer (the “Company”), and Stephen E. Riffee (the “Executive”).
RECITALS
A.    The Employer wishes to assure itself of the continued services of the Executive for the period provided in this Agreement and the Executive is willing to serve as an employee of the Employer on a full-time basis for said period, and upon the other terms and conditions hereinafter provided.
B.    The Employer recognizes that circumstances may arise in which a change of control of the Employer, through acquisition or otherwise, may occur, thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive, and that such uncertainty may result in the loss of valuable services of the Executive. Accordingly, the Employer and the Executive wish to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change of control.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:
AGREEMENTS
1.EFFECTIVE DATE; TERM. Notwithstanding the date of execution hereof, this Agreement shall become effective as of August 15, 2012 (the “Effective Date”) and shall have a term commencing on the Effective Date and expiring on the later of (a) March 31, 2015 or (b) if a Change in Control, as defined in Section 4(g)(ii), occurs prior to March 31, 2015, the twelve (12) month anniversary of the effective date of such Change in Control (the “Term”). Except as otherwise provided herein, this Agreement and all of the terms hereof shall expire upon the end of the Term. During the Term, the Employer will employ the Executive, and the Executive will serve as an employee of the Employer, on the terms set forth in this Agreement unless and until the Executive’s employment is terminated in accordance with Section 4 below.
2.POSITION AND DUTIES. As of the Effective Date, the Employer hereby employs the Executive as a senior executive of the Employer and the Executive shall serve as Executive Vice President and Chief Financial Officer of the Company, or in such other capacities as shall be mutually agreed between the Executive and the Employer and/or the Company, as applicable. During the period of the Executive’s employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer and the Company. The Executive’s duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer and the Company, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Trustees of the Company (the “Board”) and/or the Chief Executive Officer of the Company.
3.COMPENSATION. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation and other benefits during the term of this Agreement for so long as the Executive remains employed by the Employer:
(a)BASE SALARY. The Executive shall receive an aggregate minimum “Base Salary” at the rate of Four Hundred Thirty Thousand Dollars ($430,000) per annum, payable in periodic installments in accordance with the regular payroll practices of the Employer. Such Base Salary shall be subject to review annually or more frequently by the Employer during the term hereof.
(b)PERFORMANCE BONUS. The Executive shall be eligible to receive an annual cash “Performance Bonus”; provided that the actual amount and criteria for any such Performance Bonus shall be determined by the Employer, in its sole discretion. Any amount due and payable to the Executive under this paragraph (b) of Section 3 for any calendar year shall be paid to the Executive no later than two and one-half months following the close of such calendar year.
(c)EQUITY AWARDS. The Executive shall be eligible to receive equity awards from the Employer and/or the Company to the extent the Employer and/or the Company maintains an equity award plan or similar program in which senior officers may participate; provided that the actual amount and terms of any such equity awards shall be determined by the Employer and/or the Company, in its sole discretion.
(d) BENEFITS. The Executive shall be entitled to participate in all plans and benefits generally, from time to time, accorded to employees of the Employer (“Benefit Plans”); provided that the Executive shall receive twenty-two (22) unaccrued vacation days per year, subject to the Employer’s annual carryover limitation.
(e)WITHHOLDING. The Employer shall be entitled to withhold, from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

4.TERMINATION.
(a)TERMINATION; DATE OF TERMINATION. The Executive’s employment under this Agreement may be terminated by either party, for any reason, effective as of the Date of Termination (as defined below). In the event that the Executive’s employment continues following the expiration of this Agreement, such employment shall be “at will” unless an extension of this Agreement or a new employment agreement has been entered into relating to the Executive’s continuing employment. For purposes of clarity, expiration of this Agreement shall not be deemed to be a termination of the Executive’s employment by the Employer or be deemed to be a Constructive Discharge (as defined below) hereunder. As used in this Agreement, the term “Date of Termination” shall mean:
(i)if the Executive’s employment is terminated by his death in accordance with paragraph (e) of this Section 4, the date of his death;
(ii)if the Executive’s employment is terminated on account of disability under paragraph (f) of this Section 4 or by the Employer “for cause” under paragraph (d) of this Section 4, the date specified in the written notice of such termination given by the Employer, which shall not be later than thirty (30) days from the date of such notice unless otherwise agreed by the parties, provided that if no date is specified in such notice, the Date of Termination shall be deemed to be the first business day after delivery of such written notice; or
(iii)if the Executive’s employment is terminated under paragraph (c), (g) or (i) of this Section ~~4~~, or the Executive voluntarily terminates his employment in accordance with paragraph (h) of this Section 4, the date specified in the written notice of such termination given by the Employer or the Executive, as applicable, which shall not be later than thirty (30) days from the date of such notice unless otherwise agreed by the parties, provided that if no date is specified in such notice, the Date of Termination shall be deemed to be the first business day after delivery of such written notice.
(b)ACCRUED BENEFIT. If the Executive’s employment with the Employer is terminated for any reason, the Employer shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid Base Salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Executive may have under any employee benefit plan of the Employer (the “Accrued Benefit”) on or before the time required by law but in no event more than 30 days after the Executive’s Date of Termination. The Executive acknowledges and understands that, except as otherwise expressly provided herein or in the applicable plan or plans, he shall have no right to any Performance Bonus, other bonus or any equity award unless the Executive is continuously employed by the Employer through the payment, award or vesting date, as applicable.

(c)PREMATURE TERMINATION; CONSTRUCTIVE DISCHARGE.
(i)In the event that either (1) the employment of the Executive is terminated under this Agreement by the Employer for any reason during the Term, other than termination upon death in accordance with paragraph (e) of this Section 4, termination upon disability in accordance with the provisions of paragraph (f) of this Section 4, or a “for-cause” termination in accordance with the provisions of paragraph (d) of this Section 4 or (2) the Executive is “Constructively Discharged” (as defined below) during the Term, then, the Executive shall receive the Accrued Benefit in accordance with paragraph (b) of this Section 4 and, subject to the Executive signing and delivering to the Employer a general release of claims in favor of the Employer and related persons and entities in a form and manner satisfactory to the Employer, including such language as is set forth in Exhibit A attached hereto (the “Release”), within thirty (30) days following the Date of Termination and the Release becoming irrevocable at the earliest possible time under applicable law following such execution and delivery, and notwithstanding any actual or allegedly available alternative employment or other mitigation of damages by or available to the Executive, the Executive shall be entitled to the following payments and benefits:
(A)an amount (the “Termination Payment”) equal to the sum of (x) two (2) times the rate of annualized Base Salary as of the date on which notice of such termination is delivered by the Employer or the Executive without giving effect to any decrease in Base Salary occurring within ninety (90) days as of such date that would result in the Executive being deemed to have been Constructively Discharged (such rate being referred to as the “Annualized Base Salary”), plus (y) two (2) times the Executive’s target annual Performance Bonus as determined by the Employer for the year of termination (or prior year if a target has not yet been set for the year of termination) (the “Target Bonus”);
(B)a pro-rated annual Performance Bonus for the year of termination through the Date of Termination (and the prior year if the Performance Bonus for such year has not yet been determined), based on the amount of the Executive’s Target Bonus;
(C)the Company shall allow a period of eighteen (18) months following the Date of Termination (but in no event beyond the expiration of any option term or period specified in the option agreement with the Executive) to exercise any options granted under any stock option or share incentive plan established by the Company (“Stock Plan”);
(D)notwithstanding the vesting schedule otherwise

applicable, (i) the Executive shall be fully vested in all of the Executive’s equity awards under any Stock Plan or similar program to the extent such equity awards are subject to a time-based vesting schedule, and (ii) any accelerated vesting of the Executive’s equity awards under any Stock Plan or similar program that is subject to performance-based vesting shall occur in accordance with the terms of the applicable award agreement; and
(E)for a period of twelve (12) months following the Date of Termination, provide such continuing coverage under the Employer’s group medical, dental and vision plans as the Executive would have received under this Agreement (and at such cost to the Executive) as would have applied if the Executive remained employed by the Employer (provided that such items are not available to him by virtue of other employment secured after termination) (the “Post-Termination Benefits”).
The payments and benefits provided under (A), (B), (C), (D) and (E) above by the Employer shall not be offset against or diminish any other compensation or benefits accrued as of the date of termination.
(ii)Subject, to the extent applicable, to the six-month delay described in Section 11(h)(i) below, (x) the Termination Payments described in (c)(i)(A) and the bonus(es) described in paragraph (c)(i)(B) above shall be paid in a single lump-sum on the forty-fifth (45th) day after the Date of Termination, and (y) notwithstanding the terms of the existing award agreements otherwise applicable, accelerated vesting described in paragraph (c)(i)(D) above will occur on the forty-fifth (45th) day after the Date of Termination.
(iii)For purposes of this Agreement, the Executive shall be deemed to have been “Constructively Discharged” upon the occurrence of any one of the following events:
(A)the Executive is not re-elected to, or is removed from, the position with the Company as set forth in Section 2 hereof, other than as a result of the Executive’s election or appointment to positions of equal or superior scope and responsibility; or
(B)a material diminution in the Executive’s responsibilities, authority or duties; or
(C)The Employer changes the primary employment location of the Executive to a place that is more than fifty (50) miles from 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046; or
(D)The Employer otherwise commits a material breach

of its obligations under this Agreement.
Notwithstanding the foregoing, the Executive shall not be deemed to be Constructively Discharged unless (i) the Executive notifies the Employer in writing of the occurrence of the condition that would constitute a Constructive Discharge hereunder within 90 days of the first occurrence of such condition; (ii) the Employer fails to remedy the condition within thirty (30) days after such notice is provided (the “Cure Period”); and (iii) the Executive terminates his employment within ten (10) days after the end of the Cure Period.
(d)TERMINATION FOR CAUSE. The employment of the Executive and this Agreement may be terminated “for-cause” as hereinafter defined. Termination “for-cause” shall mean the termination of employment on the basis or as a result of (i) the Executive’s conviction or disposition other than “not guilty” of a felony, a crime of moral turpitude or any crime in connection with any financial, business or commercial enterprise or transaction; (ii) a final judgment or other finding by a federal or state court or federal or self-regulatory agency that Executive has committed an intentional or reckless violation of security laws; (iii) any actions engaged in by Executive constituting a violation of law, dishonesty, bad faith or willful disregard of duties in connection with his services with respect to the Employer; (iv) any act of willful misconduct committed by Executive directly or indirectly related to Executive’s employment or services with respect to the Employer, including but not limited to, misappropriation of funds, dishonesty, fraud, unlawful securities transactions or a material violation of the Employer’s Code of Business Conduct and Ethics or the Company’s Code of Ethics for Financial Officers; or (v) the willful or negligent failure of the Executive to perform his duties hereunder, which failure continues for a period of thirty (30) days after written notice thereof is given to the Executive. In the event the Employer terminates the Executive’s employment “for-cause” under this paragraph (d) of Section 4 during the Term, the Executive shall be entitled only to the Accrued Benefit. The Executive’s right to exercise options and the right to further vesting of restricted stock granted under any Stock Plan or similar program shall terminate immediately upon the Executive’s termination “for-cause.”
(e)TERMINATION UPON DEATH. The Executive’s employment hereunder shall terminate upon his death. In the event of such termination of employment during the Term, such beneficiary, designee or fiduciary as Executive may have designated in writing, or failing such designation, to the executor or administrator of his estate shall be entitled to receive the Accrued Benefit, and notwithstanding the vesting schedule otherwise applicable, all equity awards granted to the Executive under any Stock Plan or similar program shall be fully vested on the Date of Termination to the extent such equity awards are subject to a time-based vesting schedule. Any accelerated vesting of the Executive’s equity awards under any Stock Plan or similar program that is subject to performance-based vesting shall occur in accordance with the terms of the applicable award agreement. The Accrued Benefit and such accelerated vesting of any equity awards shall be in full settlement and satisfaction of all payments provided for in this Agreement.
(f)TERMINATION UPON DISABILITY. During the Term, the Employer may terminate the Executive’s employment after the Executive is determined to be disabled under the long-term disability program of the Employer then covering the Executive or by a physician engaged by the Executive and reasonably approved by the Employer. In the event of a dispute regarding the Executive’s “disability,” such dispute shall be resolved through arbitration as provided in paragraph (c) of Section 11 hereof, except that the arbitrator appointed by the American Arbitration Association shall be a duly licensed doctor. In the event the Employer terminates the Executive’s employment due to the Executive’s “disability” under this paragraph (f) of Section 4 during the Term, the Executive shall be entitled only to the Accrued Benefit and, notwithstanding the vesting schedule otherwise applicable, the Executive shall be fully vested on the Date of Termination in all of the Executive’s equity awards under any Stock Plan or similar program to the extent such equity awards are subject to a time-based vesting schedule. Any accelerated vesting of the Executive’s equity awards under any Stock Plan or similar program that is subject to performance-based vesting shall occur in accordance with the terms of the applicable award agreement. The Accrued Benefit and such accelerated vesting of any equity awards shall be in full settlement and satisfaction of all payments provided for in this Agreement.
(g)TERMINATION UPON CHANGE IN CONTROL.
(i)If, during the Term, the Executive’s employment hereunder is terminated pursuant to paragraph (c) of Section 4 above in connection with or within 12 months after a Change in Control (as defined below), then the Executive shall be entitled to receive the payments and benefits set forth in paragraph (c) of Section 4 at such time(s) and upon satisfaction of the conditions set forth therein, except that the Termination Payment provided for in Section 4(c)(i)(A) shall equal the sum of (x) 2.99 times the Annualized Base Salary, plus (y) 2.99 times the Target Bonus in lieu of the amount otherwise provided for therein.
(ii)For purposes of this paragraph, the term “Change in Control” shall mean the following occurring after the date of this Agreement:
1.    The consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power embodied in the then outstanding voting securities of the Company; or
2.    The consummation of (1) a merger or consolidation of the

Company, if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (2) the sale or other disposition of all or substantially all of the assets of the Company; or
3.    Approval by the stockholders of the Company of a complete or substantial liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation or other entity which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.
(h)VOLUNTARY TERMINATION. In the event of a termination of employment by the Executive on his own initiative, other than a termination due to death, disability or as a result of the Executive having been Constructively Discharged, the Executive shall receive the Accrued Benefit in full settlement and satisfaction of all payments provided for in this Agreement.
(i)POST-TERM TERMINATION WITHOUT CAUSE. In the event that the employment of the Executive is terminated by the Employer concurrently with or after the expiration of the Term for any reason, other than termination upon death, termination upon disability, or a termination “for-cause” as defined in paragraph (d) of this Section 4, then the Executive shall receive the Accrued Benefit in accordance with paragraph (b) of this Section 4 and, subject to the Executive signing and delivering to the Employer the Release within thirty (30) days following the Date of Termination and the Release becoming irrevocable at the earliest possible time under applicable law following such execution and delivery, and notwithstanding any actual or allegedly available alternative employment or other mitigation of damages by or available to the Executive, the Executive shall be entitled to a payment from the Employer in an amount equal to the sum of the Annualized Base Salary plus the Target Bonus, which payment, subject, to the extent applicable, to the six-month delay described in Section 11(h)(i) below, will be made in a lump sum on the forty-fifth (45th) day after the Date of Termination. For avoidance of doubt, the provisions of this paragraph (i) shall not expire and shall remain in effect after the end of the Term.
(j)ADDITIONAL LIMITATIONS. Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Employer to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable regulations thereunder (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, the following provisions shall apply:
(i)If the Severance Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement.
(ii)If the Threshold Amount is less than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the Severance Payments shall be reduced (but not below zero) to the extent necessary so that the sum of all Severance Payments shall not exceed the Threshold Amount. In such event, the Severance Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.
(iii)For the purposes of this paragraph (j) of Section 4, “Threshold Amount” shall mean three (3) times Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by Executive with respect to such excise tax.
(iv)The determination as to which of the alternative provisions of this paragraph shall apply to Executive shall be made by a nationally recognized accounting firm selected by the Employer (the “Accounting Firm”), which shall provide detailed supporting calculations both to Employer and Executive within fifteen (15) business days of the date Executive’s employment terminates, if applicable, or at such earlier time as is reasonably requested by the

Employer or Executive. For purposes of determining which of the alternative provisions of this paragraph shall apply, Executive shall be deemed to pay federal income taxes at the highest marginal rate of Federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Executive’s residence on the date Executive’s employment terminates, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Employer and Executive.
5.CONFIDENTIALITY AND LOYALTY. The Executive acknowledges that heretofore or hereafter during the course of his employment he has produced and received, and may hereafter produce, receive and otherwise have access to various materials, records, data, trade secrets and information not generally available to the public (collectively, “Confidential Information”) regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by law or by any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder. All records, files, documents, computer diskettes, computer programs and other computer-generated material, as well as all other materials or copies thereof relating to the business of the Employer, which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer’s premises without its written consent, and shall be promptly returned to the Employer upon termination of the Executive’s employment hereunder. The Executive agrees to abide by the reasonable policies of the Employer, as in effect from time to time, respecting confidentiality and the avoidance of interests conflicting with those of the Employer.
6.RESTRICTIVE COVENANT; NON-SOLICITATION; NON-DISPARAGEMENT.
(a)RESTRICTIVE COVENANT. The Employer and the Executive have jointly reviewed the tenant lists, property submittals, logs, broker lists, and operations of the Employer, and have agreed that as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Sections 3 and 4 hereof, the Executive hereby agrees that, except with the express prior written consent of the Employer, for a period of twelve (12) months after the termination of the Executive’s employment with the Employer for any reason during the Term (the “Restrictive Period”) he will not directly or indirectly compete with the business of the Employer by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer, trustee or director of or consultant to, the businesses set forth on Exhibit B attached hereto or their affiliates (the “Restrictive Covenant”). If the Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this paragraph (a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. The foregoing Restrictive Covenant shall not prohibit the Executive from owning, directly or indirectly, capital stock or similar securities which are listed on a securities exchange which do not represent more than five percent (5%) of the outstanding capital stock of any corporation. For avoidance of doubt, notwithstanding anything in this Agreement to the contrary and unless otherwise agreed by the Executive and the Employer, the Restrictive Covenant shall not apply following the termination of the Executive’s employment with the Employer in the event that such termination occurs after the end of the Term.
(b)NON-SOLICITATION. The Executive hereby agrees that, except with the express prior written consent of the Employer, for a period of twelve (12) months after the termination of the Executive’s employment with the Employer for any reason during or after the Term, he will not directly or indirectly solicit or induce, or attempt to solicit or induce, any employee or agent of Employer, other than his executive assistant, to terminate employment with Employer or become employed by any other person, firm, partnership, corporation, trust or other entity.
(c)NON-DISPARAGEMENT. For one (1) year following termination of the Executive’s employment for any reason, the Executive shall not intentionally disclose or cause to be disclosed any negative, adverse or derogatory comments or information about (i) the Employer or its employees or the trustees of the Company; (ii) the properties of or any product or service provided by the Employer; or (iii) the Employer’s prospects for the future. For one (1) year following termination of the Executive’s employment for any reason, the Employer shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Executive. Nothing in this Section shall prohibit either the Employer or the Executive from testifying truthfully in any legal or administrative proceeding.
(d)REMEDIES FOR CERTAIN BREACHES. The Executive acknowledges that the restrictions contained in Sections 5 and 6 of this Agreement are reasonable and necessary for the protection of the legitimate proprietary business interests of the Employer; that any violation of these restrictions would cause substantial injury to the Employer and such interests; that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions; and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer shall be relieved of any further obligations under this Agreement, shall be entitled to seek any rights, remedies or damages available at law, in equity or otherwise under this Agreement, and shall be entitled to seek preliminary and temporary injunctive relief granted by a court of competent jurisdiction to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be, while awaiting the decision of the arbitrator selected in accordance with paragraph (c) of Section 11 of this Agreement, which decision, if rendered adverse to the Executive, may include permanent injunctive relief to be granted by the court.
(e)DEFINITION OF EMPLOYER. For purposes of Sections 5 and 6, the term “Employer” shall be deemed to include all of the Employer’s subsidiaries and affiliates.
7.SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the “Employer” hereunder to the extent of such succession or assignment. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which, subject to applicable law, may be transferred only by will or by operation of law.
8.INTEREST IN ASSETS. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer or any of its subsidiaries or affiliates, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign (except into a trust for purposes of estate planning), anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.
9.ASSUMPTION BY EMPLOYER. By its execution of this Agreement, and in consideration of the services provided by the Executive to the Employer hereunder, the Employer agrees to be secondarily liable to the Executive, and shall assume the liabilities, obligations and duties of the Company as contained in this Agreement in the event the Company cannot or refuses to honor such obligations.
10.INDEMNIFICATION.
(a)The Company shall provide the Executive (including his heirs, personal representatives, executors and administrators), during the Term and thereafter throughout all applicable limitations periods, with coverage under the Company’s then-current directors’ and officers’ liability insurance policy, at the Company’s expense.

(b)In addition to the insurance coverage provided for in paragraph (a) of this Section 10, the Company shall defend, hold harmless and indemnify the Executive (and his heirs, personal representatives, executors and administrators) to the fullest extent permitted under applicable law, and subject to the requirements, limitations and specifications set forth in the Bylaws and other organizational documents of the Company, against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of him having been an officer of the Company (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.
(c)In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Company has agreed to provide insurance coverage or indemnification under this Section 10, the Company shall, to the full extent permitted under applicable law, advance all expenses (including the reasonable attorneys’ fees of the attorneys selected by the Company and approved by Executive for the representation of the Executive), judgments, fines and amounts paid in settlement (collectively “Expenses”) incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Company of a written undertaking from the Executive covenanting: (i) to reimburse the Company for all Expenses actually paid by the Company to or on behalf of the Executive in the event it shall be ultimately determined that the Executive is not entitled to indemnification by the Company for such Expenses; and (ii) to assign to the Company all rights of the Executive to insurance proceeds, under any policy of directors’ and officers’ liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Company to or on behalf of the Executive.
11.GENERAL PROVISIONS.
(a)ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. The parties hereby agree that the term of the Employment Agreement by and among the parties hereto, dated as of July 31, 2006, as amended (the “Prior Employment Agreement”), shall not be renewed upon the expiration of the Basic Term (as defined in the Prior Employment Agreement) and, accordingly, the Prior Employment Agreement shall expire in accordance with its terms on August 14, 2012. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive, the Company and the Employer.
(b)ENFORCEMENT AND GOVERNING LAW. The provisions of

this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Maryland as it constitutes the situs of the corporation and the employment hereunder, without reference to the law regarding conflicts of law.
(c)ARBITRATION. Except as provided in paragraph (b) of Section 6, any dispute or controversy arising under or in connection with this Agreement or the Executive’s employment by the Employer shall be settled exclusively by arbitration, conducted by a single arbitrator sitting in Columbia, MD in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect. The arbitrator shall be selected by the parties from a list of eleven (11) arbitrators provided by the AAA, provided that no arbitrator shall be related to or affiliated with either of the parties. No later than ten (10) days after the list of proposed arbitrators is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location in Columbia, Maryland, or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to alternatively eliminate names from the list of proposed arbitrators in this manner until each party has eliminated five (5) proposed arbitrators. The remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute, and the arbitrator shall be obligated to choose one (1) party’s specific requested action or decision, without being permitted to effectuate any compromise or “new” position; provided, however, that the arbitrator is authorized to award amounts not in dispute during the pendency of any dispute or controversy arising under or in connection with this Agreement. All third-party costs of the arbitration proceeding, including, without limitation, the fees, costs and expenses of the arbitrator shall be shared equally by the parties; provided, however, that each party shall bear its own attorney’s fees and costs and all other fees and costs that it incurs in representing itself and participating in the arbitration proceeding. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; including, if applicable, entry of a permanent injunction under paragraph (b) of Section 6.
(d)PRESS RELEASES AND PUBLIC DISCLOSURE. Any press release or other public communication by either the Executive or the Company or the Employer with any other person concerning the terms, conditions or circumstances of Executive’s employment, or the termination of such employment, shall be subject to prior written approval of both the Executive and the Company, provided that the Company and the Employer shall be entitled to make requisite and appropriate public disclosure of the terms of this Agreement, the termination, the terms, conditions or circumstances of Executive’s employment, the termination of such employment, or any other matters concerning the Executive without the Executive’s consent or approval, as, and to the extent reasonably determined to be required under applicable statutes, and the rules and regulations of the Securities and Exchange Commission and the stock exchange on which the securities of the Company or its affiliate may from time to time be listed.
(e)WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.
(f)NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed given when so delivered in person, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service). Notices to the Employer or the Company shall be addressed to the principal headquarters of the Company, Attention: Chief Executive Officer, or to such other address as the Employer or the Company shall have given to the Executive. Notices to the Executive shall be sent to the residential address on file with the Company for the Executive, or to such other address as the Executive shall have given to the Employer and the Company.
(g)SURVIVAL. The provisions of (i) paragraph (i) of Section 4, (ii) all other paragraphs of Section 4, to the extent the Executive’s employment is terminated during the Term, (iii) Sections 5 and 6 and (iv) paragraphs (b), (c), (d) and (e) of Section 11 of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment.
(h)SECTION 409A.
(i)Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Employer determines that the Executive is a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (x) six months and one day after the Executive’s separation from service, or (y) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during such period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(ii)All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Employer or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(iii)To the extent that any payment or benefit described in this Agreement constitutes ‘non-qualified deferred compensation’ under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s ‘separation from service.’ The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A 1(h).
(iv)The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.
(v)The Employer makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“Executive” /s/ Stephen E. Riffee Stephen E. Riffee
“Employer”
Corporate Office Properties L.P., a Delaware limited partnership
By: Corporate Office Properties Trust, a Maryland real estate investment trust

By: /s/ Roger A. Waesche Jr.
Name: Roger A. Waesche Jr.
Title: President and Chief Executive Officer

“Company” Corporate Office Properties Trust, a Maryland real estate investment trust By: /s/ Roger A. Waesche Jr. Name: Roger A. Waesche Jr. Title: President and Chief Executive Officer

EXHIBIT A
General Language for the Release

General Release of Claims By the Executive.
i. In consideration of the Termination Payment and other consideration set forth in Section 4(c)(i)(A)-(E) of the Employment Agreement, the Executive hereby releases and forever discharges the Company and the Employer, the predecessors, successors, assigns and affiliates of each of the Company and the Employer, and current and former members, partners, trustees, officers, employees, representatives, attorneys, agents and all persons acting by, through, under or in concert with any of the foregoing (any and all of whom or which are referred to hereinafter as the “Releasees”) from any claim, demand, right, action or cause of action, of whatever nature or kind, in law, equity, administrative proceedings, or otherwise, whether based upon any law, statute, ordinance, rule, regulation, common law, or otherwise, or any entitlement to attorneys’ fees, costs or expenses, and from any other matter under any other theory, whether known or unknown, suspected or claimed, liquidated or unliquidated, absolute or contingent (collectively, “Claims”), which arose or occurred at any time prior to the date the Executive signed this Release, including, but not limited to, any Claim relating in any way to the Executive’s employment, or the termination thereof, by the Employer, the Company and/or any subsidiary of either, saving and excepting however, the Executive’s rights under the Employment Agreement to the Accrued Benefit, the Executive’s rights under Section 6(c) of the Employment Agreement, any Claim that cannot be waived as a matter of law and, subject to this Release becoming effective, the Executive’s right to receive payment of the Termination Payment and provision of the other consideration set forth in Section 4(c)(i)(A)-(E) of the Employment Agreement, nor shall this Release constitute a waiver of any vested rights under any 401(k), retirement or other ERISA-governed plan, or a waiver of any of vested stock options or restricted shares, if any. Without restricting the foregoing, this Release Agreement includes: (1) any Claim brought under any federal, state, or local fair employment practices law, including, but not limited to: the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act (ADA) as amended, the Equal Pay Act (EPA), the Genetic Information Nondiscrimination Act (GINA), and the Uniformed Services Employment and Reemployment Rights Act (USERRA); (2) any Claim brought under any state or federal law regarding wages, benefits, or employment practices, including the Family and Medical Leave Act; (3) any contract Claims; (4) any intentional or unintentional tort Claims, including, but not limited to: defamation, libel, slander, abusive or wrongful discharge, fraud or misrepresentation; and (5) any Claims alleging retaliation and/or any whistleblower Claims, including Claims arising under the Sarbanes-Oxley Act and the Dodd Frank Act.
ii.    The Executive promises and covenants not to commence any action or proceeding against any Releasee for any released Claim before any federal or state court or, except as expressly stated herein, administrative agency, civil rights commission or other forum. If the Executive commences any action or proceeding in violation of this paragraph, the Employer and the Company shall be excused from making any further payments, continuing any other benefits, or providing other consideration otherwise owed under the Employment Agreement, other than the Accrued Benefit. Notwithstanding the foregoing, the parties recognize the authority of the Equal Employment Opportunity Commission (“EEOC”) to enforce the statutes which come under its jurisdiction, and this Release is not intended to prevent the Executive from filing a charge or participating in any investigation or proceeding conducted by the EEOC. To the extent any proceeding is commenced against any of the Releasees by any person, entity or agency in any forum, the Executive waives any Claim or right to money damages, attorneys’ fees, or other legal or equitable relief awarded by any jury, court or governmental agency related to any released Claim. Further notwithstanding the foregoing, this paragraph shall not apply to any proceeding initiated by the Executive to the extent that the Executive asserts that any Releasee has violated ADEA, including any challenge to the effectiveness of the release of Claims under ADEA. For the avoidance of doubt, this exception for the pursuit of ADEA Claims shall not be construed as an acknowledgment that the release of ADEA Claims is in any way ineffective, shall not be construed to affect the effectiveness of the Executive’s release of ADEA Claims and shall not affect the right of any Releasee to rely on the Executive’s release of ADEA Claims as a defense to any claim under ADEA. This exception is solely for the purpose of conforming this paragraph to the limitations set forth in 29 C.F.R. Sec. 1625.23.

EXHIBIT B
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